                                                                   EXHIBIT 4.1

                        FORM OF COMMON STOCK CERTIFICATE

                              TNP ENTERPRISES, INC.

                           COMMON STOCK, NO PAR VALUE

[Graphic/Image Material - The Form of Common Stock Certificate contains certain drawings, decorative patterns and a copy of the Company's logo]

SEE REVERSE SIDE FOR CERTAIN SUMMARY INFORMATION AS TO RIGHTS TO WHICH THE HOLDER OF THIS CERTIFICATE MAY BE ENTITLED IN CERTAIN EVENTS AND AS TO CERTAIN RESTRICTIONS ON TRANSFER AND ABILITY OF A RIGHTS HOLDER TO EXERCISE SUCH RIGHTS.

THIS CERTIFICATE IS TRANSFERABLE IN DALLAS, TEXAS, CLEVELAND, OHIO, AND NEW YORK, NEW YORK.

                               CUSIP  872594 10  6

                INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

     This certifies that _____________ is the owner of ___________ full-paid and non-assessable shares of the Common Stock of TNP Enterprises, Inc., transferable on the books of the Company by the holder in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the provisions of the Certificate of Incorporation, as amended, of the Company, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated: ________________            [SEAL]

Countersigned and registered:
SOCIETY NATIONAL BANK, Transfer Agent and Registrar

By:                           Authorized Signature
    ------------------------,

- -----------------------------
President

- -----------------------------
Secretary

                      [FORM OF REVERSE SIDE OF CERTIFICATE]

                              TNP ENTERPRISES, INC.

     Full statements of the designations, preferences, limitations and relative rights of the shares of each class of stock of the Company, the variations in the relative rights and preferences of the shares of each series of Preferred Stock so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series thereof, as well as the limitations or denials of preemptive rights of shareholders to acquire unissued or treasury shares of the Company, are set forth either in the Articles of Incorporation of the Company or in Resolutions, if any, of the Board of Directors of the Company fixing and determining the relative rights and preferences of series of Preferred Stock, copies of which are on file with the office of the Secretary of State of Texas and copies of which may be obtained without charge upon request to the Company at Fort Worth, Texas.

     Cumulative voting for Directors. The Articles of Incorporation, in summary, expressly prohibit cumulative voting for directors by the holders of common and preferred stock.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common
TEN ENT   --   as tenants by the entireties
JT TEN    --   As Joint Tenants with right
               of survivorship and not
               as tenants in common

UNIF GIFT MIN ACT -- _____________ -- Custodian _____________
                        (Cust)                      (minor)
          under Uniform Gifts to Minors Act ____________

                                               (State)

Additional abbreviations may also be used though not in the above list.

     For value received, ___________ hereby sell, assign and transfer unto

- -----------------------------------------------------------------------------
 (Please insert social security or other identifying number of assignee)

- -----------------------------------------------------------------------------
(please print or typewrite name and address, including zip code, as assignee)

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ____________________


                                 --------------------------------------------
                               Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of October 24, 1988, as from time to time amended (the "Rights Agreement"), the terms of which are incorporated herein by this reference and a copy of which is on file at the principal executive offices of TNP Enterprises, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. TNP Enterprises, Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.